UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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APEX BIOVENTURES ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APEX BIOVENTURES ACQUISITION CORPORATION
18 Farm Lane
Hillsborough, California  94010

To the stockholders of Apex Bioventures Acquisition Corporation:

You are cordially invited to attend a special meeting of stockholders of Apex Bioventures Acquisition Corporation (the “Company”) to be held on ___________, 2009. At this meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company since the Company will not be able to complete a business combination within the time period required by the Company’s Second Amended and Restated Certificate of Incorporation. As contemplated by the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s initial public offering prospectus, upon dissolution, the Company will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public stockholders the net proceeds of the Company’s initial public offering and a private placement of the Company’s warrants that occurred immediately prior to the initial public offering. The record date for the special meeting is______________, 2009. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting.

This meeting is particularly significant because stockholders must approve the Company’s dissolution and liquidation in order for the Company to be authorized to distribute the proceeds held in the trust account to the Company’s public stockholders. It is important that you vote your shares at this special meeting.

The Company was incorporated in Delaware on June 1, 2006 as a so-called blank check company formed for the purpose of acquiring one or more domestic or foreign operating businesses in the healthcare industry through a merger, capital stock exchange, stock purchase or other similar business combination.  A registration statement for the Company’s initial public offering was declared effective on June 7, 2007. On June 13, 2007, the Company consummated its initial public offering of 7,500,000 units, with each unit consisting of one share of common stock, $0.0001 par value per share, and one warrant.  Each warrant entitles the holder to purchase one share of Company common stock at an exercise price of $6.00 per share subject to the terms of the applicable warrant agreement. The units began public trading on June 8, 2007, and the Company’s common stock and warrants started trading separately on June 20, 2007. Prior to the closing of the initial public offering, the initial stockholders (as defined below) purchased 1,800,000 warrants, each of which entitles the holder to purchase one share of Company common stock at $6.00 per share subject to the terms of the applicable warrant agreement. These warrants were sold for $1.00 per warrant, generating gross proceeds of $1.8 million for the Company. Proceeds of $67,330,000 from the initial public offering and the sale of warrants to the initial stockholders were placed in a trust account to be used in connection with a business combination — or to be returned to the public stockholders if an initial business combination was not completed within 18 months from the consummation of the initial public offering, or within 24 months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such 18-month period, all as set forth in the Company’s Second Amended and Restated Certificate of Incorporation.  In furtherance of its corporate purpose, on February 5, 2008, the Company entered into a merger agreement with Dynogen Pharmaceuticals, Inc., or Dynogen, and certain other parties named therein.  However, the Company and Dynogen mutually agreed to terminate the merger agreement on April 16, 2008, and the Company resumed its search for a suitable business combination.  The Company entered into a second non-binding letter of intent on December 13, 2008 (which extended the Company’s deadline to complete a business combination to June 13, 2009) and continued its search for suitable business combinations, entering into two additional non-binding letters of intent on January 28, 2009 and February 9, 2009.  The Company and its legal counsel pursued due diligence and drafted definitive agreements with respect to each of these three target companies, but subsequently determined, for various reasons, not to proceed with a definitive agreement with any of these targets.  In light of current market conditions and the limited time frame the Company has to complete a business combination, on March 4, 2008, after careful consideration, the Company’s board of directors (the “Board of Directors” or “Board”) determined to terminate its search for a suitable business combination and is now proposing the Company’s dissolution and Plan of Liquidation because the Company will not consummate a business combination within the required time frame and the Company is required to dissolve and liquidate as provided in its Second Amended and Restated Certificate of Incorporation.

The Plan of Liquidation included as Annex A to the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to the current holders of shares of Company common stock originally issued in its initial public offering, which we refer to as the public stockholders, of the principal and accumulated interest (net of any income tax or other tax obligations relating to the income from the assets in the Trust Account) in the Trust Account (including the deferred portion of the underwriters’ discount held in the Trust Account following the consummation of the Company’s initial public offering). The Company’s stockholders who purchased an aggregate of 2,156,250 shares of common stock issued prior to the Company’s initial public offering, who we refer to collectively as the “initial stockholders”, have waived their interest in any such distribution from the Trust Account and will not receive any of it.

Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of the Company’s common stock outstanding will be required to approve the dissolution and Plan of Liquidation. Our Board of Directors has approved the Company’s dissolution, deems it advisable and recommends that you approve the dissolution and Plan of Liquidation. The initial stockholders have advised the Company that they support the Company’s dissolution, and they have agreed to vote in favor of its approval pursuant to agreements entered into in connection with our initial public offering. Our Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

As of December 31, 2008, the Company had accrued and unpaid liabilities of approximately $461,758 (excluding $2,070,000 of deferred underwriting discounts and commissions payable that would be payable upon the consummation of a business combination), and cash outside the Trust Account of approximately $52,844 (excluding any amounts received in respect of a tax refund that it intends to apply for), both of which the Company expects to reduce to zero in connection with the winding down of its business.  The $461,758 of liabilities does not include approximately $941,124 of unpaid and unbilled legal fees and disbursements as of December 31, 2008.  The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

The initial stockholders have agreed to indemnify and hold harmless the Company, on a joint and several basis with all other initial stockholders, against any and all loss, liability, claims, damage and expense whatsoever to which the Company may become subject as a result of any claim by any vendor, service provider or acquisition target, but only to the extent (a) such claims are made by third parties who have not executed a waiver of rights or claims to the Trust Account, and (b) necessary to ensure that any such loss, liability, damage or expense does not reduce the amount of funds in the Trust Account to be distributed to the Company’s public stockholders upon the Company’s dissolution.

If the initial stockholders fail to meet their obligations under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company.  Since the initial stockholders’ obligations are not collateralized or guaranteed, the Company cannot assure you that the initial stockholders will perform their obligations, or that public stockholders would be able to enforce these obligations.

After careful consideration of all relevant factors, the Company’s Board of Directors has determined that the Company’s dissolution is fair to and in the best interests of the Company and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” the dissolution and Plan of Liquidation proposal.

ii

The Board also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Sincerely,

Darrell J. Elliott
Chairman and Chief Executive Officer

iii

APEX BIOVENTURES ACQUISTION CORPORATION
18 Farm Lane
Hillsborough, California  94010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ___________, 2009

To the stockholders of Apex Bioventures Acquisition Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Apex Bioventures Acquisition Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m., Eastern Time, on ____________, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017, for the sole purpose of considering and voting upon the following proposals:

1. Dissolution and Plan of Liquidation Proposal — to approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to the accompanying proxy statement; and

2. Adjournment Proposal — to authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and the Company’s bylaws, no other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on _______________, 2009 as the date for determining the Company stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that record date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the special meeting will be available for inspection at the offices of the Company and at the special meeting.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the Company’s dissolution and Plan of Liquidation.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH PROPOSAL.

By Order of the Board of Directors,

Darrell J. Elliott
Chairman and Chief Executive Officer
_________________, 2009

APEX BIOVENTURES ACQUISITION CORPORATION
18 Farm Lane
Hillsborough, California  94010

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders of Apex Bioventures Acquisition Corporation. (the “Company”) will be held at 10:00 a.m., Eastern Time, on _____________, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017.  At this important meeting, you will be asked to consider and vote upon the following proposals:

1. Dissolution and Plan of Liquidation proposal — to approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement; and

2. Adjournment proposal — to authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and the Company’s bylaws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The “record date” for the special meeting is ___________, 2009. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 10,781,250 shares of the Company’s common stock outstanding, of which 8,625,000 were issued in the Company’s initial public offering and 2,156,250 were issued to the Company’s initial stockholders, including all of its directors and officers, before the initial public offering (who we refer to as the “initial stockholders”), and each of which entitles its holder to one vote per proposal at the special meeting. The Company’s warrants do not have voting rights.

This proxy statement is dated ____________, 2009 and is first being mailed to stockholders on or about ________________, 2009.

TABLE OF CONTENTS

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by the Company’s Second Amended and Restated Certificate of Incorporation.

The following describes briefly the material terms of the Company’s proposed dissolution and Plan of Liquidation. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained herein and may not contain all of the information that is important to you. To understand fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by board action in compliance with Delaware law;

•
establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of the indemnification obligations of the initial stockholders provided to the Company at the time of its initial public offering; and

•
pay or adequately provide for the payment of our liabilities, including (i) any existing liabilities for taxes and to creditors, including providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) the distribution of proceeds of the Trust Account to the Company’s public stockholders in accordance with the Company’s Second Amended and Restated Certificate of Incorporation.

We expect to make a liquidating distribution to the Company’s public stockholders from the Trust Account as soon as practicable following the adoption of the Plan of Liquidation by our Board of Directors, which in turn will follow the filing of our certificate of dissolution with the Delaware Secretary of State and stockholder approval of the Company’s dissolution and Plan of Liquidation.   In addition to the assets currently in the Trust Account, such public stockholders will also be entitled to share in any assets outside of the Trust Account after the payment of the Company’s liabilities.  The Company’s assets currently outside of the Trust Account, even if the Company obtains a tax refund that it intends to apply for, are not expected to exceed the Company’s liabilities, including potential liabilities to creditors who waived any claims against the Trust Account but who may assert claims as to any amounts outside the Trust Account, and other contingent or unknown liabilities that may arise.  The Company may use any assets outside of the Trust Account, including any tax refunds it may receive, to repay advances made by the Company’s initial stockholders and pay costs incurred while the Company was pursuing business combinations, including fees payable to service providers such as accountants, lawyers and other advisors and amounts payable to vendors.  Accordingly, stockholders should not have any expectation of receiving any amounts other than the amounts currently in the Trust Account.

We are currently negotiating with the Company’s creditors regarding the satisfaction of the Company’s other liabilities, which we expect to accomplish, concurrently with the liquidating distributions, through payments made from our remaining cash reserves.   The Company does not anticipate that any creditor will make any claims with respect to amounts held in the Trust Account and based on the actual funds available outside of the Trust Account, if any, the Board of Directors will determine the appropriate amount of cash to be held in reserve for potential claims or liabilities.

As a result of the Company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the value of cash or other property distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of the Company’s common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ rights in connection with the dissolution and Plan of Liquidation.

Under Delaware law, if we distribute to public stockholders the proceeds currently held in the Trust Account, but fail to pay or make adequate provision for our liabilities, each of the Company’s public stockholders could be held liable for amounts due to the Company’s creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

As of December 31, 2008, the Company had accrued and unpaid liabilities of approximately $461,758 (excluding $2,070,000 of deferred underwriting discounts and commissions payable that would be payable upon the consummation of a business combination), and cash outside the Trust Account of approximately $52,844 (excluding any amounts received in respect of a tax refund that it intends to apply for), both of which the Company expects to reduce to zero in connection with the winding down of its business.  The $461,758 of liabilities does not include approximately $941,124 of unpaid and unbilled legal fees and disbursements as of December 31, 2008.  The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

The initial stockholders have agreed to indemnify and hold harmless the Company, on a joint and several basis with all other initial stockholders, against any and all loss, liability, claims, damage and expense whatsoever to which the Company may become subject as a result of any claim by any vendor, service provider or acquisition target, but only to the extent (a) such claims are made by third parties who have not executed a waiver of rights or claims to the Trust Account, and (b) necessary to ensure that any such loss, liability, damage or expense does not reduce the amount of funds in the Trust Account to be distributed to the Company’s public stockholders upon the Company’s dissolution.

If the initial stockholders fail to meet their indemnification obligations and there is no other cash available to the Company at such time, under Delaware law the Company’s public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the initial stockholders’ obligations are not collateralized or guaranteed, the Company cannot assure you that the initial stockholders perform their obligations, or that the public stockholders would be able to enforce these obligations.

If our stockholders do not vote to approve our dissolution and Plan of Liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, that there are no viable alternatives to the Company’s dissolution and liquidation because the Company’s Second Amended and Restated Certificate of Incorporation and initial public offering prospectus contemplates that the Company has no choice but to liquidate in these circumstances.

After careful consideration of all relevant factors, the Company’s Board of Directors has determined that the dissolution and Plan of Liquidation of the Company are advisable, and are fair to and in the best interests of the Company and its stockholders. The Board has approved such dissolution and Plan of Liquidation and recommends that you approve them.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company’s net assets, the anticipated liquidation value per share of the Company’s common stock, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “would” and similar words and phrases. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or other subjects of such statements, to differ materially from the Company’s expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, the possibility that our initial stockholders will not have the ability to satisfy their indemnification obligations and that we may not meet the anticipated timing for the dissolution or the consummation of the Plan of Liquidation, as well as the other factors set forth under the caption “Risk Factors” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distributions to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, we cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL
MEETING AND THE PLAN OF LIQUIDATION

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.	What is being voted on at the special meeting?

A.	You are being asked to vote upon proposals to:

• Approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement, which is sometimes referred to as the dissolution proposal; and

• Authorize the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal, which is sometimes referred to as the adjournment proposal.

Under Delaware law and the Company’s bylaws, no other business may be transacted at the special meeting.

Q.	Why is the Company proposing dissolution and liquidation?

A.
The Company was incorporated in Delaware on June 1, 2006 to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the healthcare industry. The Company received net proceeds of $65,300,000 from its initial public offering consummated on June 13, 2007, and the sale of warrants to the initial stockholders in a private placement. The net proceeds of $65,300,000 (plus an additional $2,070,000 attributable to a deferred underwriters’ discount) were placed in a trust account to be used in connection with a business combination or to be returned to the Company’s public stockholders if an initial business combination was not completed within 18 months from the consummation of the initial public offering, or within 24 months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such 18-month period, all as set forth in the Company’s Second Amended and Restated Certificate of Incorporation.   In furtherance of its corporate purpose, on February 5, 2008, the Company entered into a merger agreement with Dynogen Pharmaceuticals, Inc., or Dynogen, and certain other parties named therein.  However, the Company and Dynogen mutually agreed to terminate the merger on April 16, 2008 and the Company resumed its search for a suitable business combination.  The Company entered into a second non-binding letter of intent on December 13, 2008 (which extended the Company’s deadline to complete a business combination to June 13, 2009) and continued its search for suitable business combinations, entering into two additional non-binding letters of intent on January 28, 2009 and February 9, 2009.  The Company and its legal counsel pursued due diligence and drafted definitive agreements with respect to each of these three target companies, but subsequently determined, for various reasons, not to proceed with a definitive agreement with any of these targets.  In light of current market conditions and the limited time frame the Company has to complete a business combination, on March 4, 2008, after careful consideration, the Company’s board of directors (the “Board of Directors” or “Board”) determined to terminate its search for a suitable business combination and is now proposing the Company’s dissolution and Plan of Liquidation because the Company will not consummate a business combination within the required time frame and the Company is required to dissolve and liquidate as provided in its Second Amended and Restated Certificate of Incorporation.

Q.	How will the liquidation of the Company be accomplished?

A.
The liquidation of the Company will be effected pursuant to the terms of the Plan of Liquidation. The Plan of Liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to its public stockholders of the principal and accumulated interest held in the Trust Account (including the amount representing the deferred portion of the underwriters’ fee held in the Trust Account following the consummation of the initial public offering), net of any income tax or other tax obligations on the income from the assets in the Trust Account and interest income released to the Company to fund working capital. In addition to the assets currently in the Trust Account, such public stockholders will also be entitled to share in any assets outside of the Trust Account after the payment of the Company’s liabilities.  The Company’s assets currently outside of the Trust Account, even if the Company obtains a tax refund that it intends to apply for, are not expected to exceed the Company’s liabilities, including potential liabilities to creditors who waived any claims against the Trust Account but who may assert claims as to any amounts outside the Trust Account, and other contingent or unknown liabilities that may arise.  The Company may use any assets outside of the Trust Account, including any tax refunds it may receive, to repay advances made by the Company’s initial stockholders and pay costs incurred while the Company was pursuing business combinations, including fees payable to service providers such as accountants, lawyers and other advisors and amounts payable to vendors.  Accordingly, stockholders should not have any expectation of receiving any amounts other than the amounts currently in the Trust Account.

 The Company’s initial stockholders, who purchased an aggregate of 2,156,250 shares of Company common stock prior to the Company’s initial public offering and who we refer to as the “initial stockholders”, have waived their interests in any such liquidation distribution and will receive none of it. Stockholder approval of the Company’s dissolution is required by Delaware law, under which the Company is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws.

The affirmative vote of a majority of the Company’s common stock outstanding will be required to approve the dissolution and Plan of Liquidation. Our Board of Directors has approved the Company’s dissolution, deems it advisable and recommends that you approve the dissolution and Plan of Liquidation. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Q.	How do the Company’s initial stockholders intend to vote their shares at the special meeting?

A.
The Company’s initial stockholders have advised the Company that they support the dissolution and Plan of Liquidation and pursuant to agreements entered into in connection with our initial public offering, they have agreed to vote for their approval, together with approval of the adjournment proposal.

Q.	What vote is required to adopt the proposals?

A.
Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of the Company’s common stock outstanding. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the Company’s common stock that are represented in person or by proxy and are entitled to vote at the special meeting.

Q.	Why should I vote for the proposals?

A.
Stockholder approval of the Company’s dissolution is required by Delaware law and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to the public stockholders.

Q.	Who is entitled to receive the liquidating distributions?

A.
The record date for the holders of Company common stock entitled to receive liquidating distributions will be the close of business on the date of the filing of the certificate of dissolution of the Company. You must continue to hold shares through such date to be entitled to receive a pro rata portion of the Trust Account.

Q.	How much will I be entitled to receive if the dissolution and Plan of Liquidation are approved?

A.
If the dissolution and Plan of Liquidation is approved, the Company estimates that each public stockholder who is a holder of record at such time on or about the date that the certificate of dissolution is filed, will receive approximately $7.57 of original principal of the Trust Account and approximately $0.27 of accumulated interest (as of February 28, 2009 and net of estimated applicable taxes), or $7.84 per public share.  As of December 31, 2008, the Company had approximately $67,674,226 held in the Trust Account (including the deferred underwriting fee).  The amount of interest in the Trust Account (net of applicable taxes) available for distribution to the holders of public shares will be finally determined at the time of such distribution and based on the Board of Directors determination of the appropriate amount of cash to be held in reserve for potential claims or liabilities. See “Risk Factors.”

Q.	What happens if the dissolution and Plan of Liquidation are not approved?

A.
If the dissolution and Plan of Liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the Trust Account to the public stockholders. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the special meeting, or if a quorum is not present in person or by proxy, our Board of Directors or our Chairman may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.	If the dissolution and Plan of Liquidation are approved, what happens next?

A.	We will:

• file a certificate of dissolution with the Delaware Secretary of State;

• adopt the Plan of Liquidation by Board action in compliance with Delaware law;

• conclude our negotiations with creditors and pay or adequately provide for the payment of the Company’s liabilities;

• distribute the proceeds of the Trust Account to the public stockholders, less any income or other tax obligations relating to the income from the assets in the Trust Account; and

• otherwise effectuate the Plan of Liquidation.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.
Yes. In fact, whether or not you intend to attend the special meeting, after carefully reading and considering the information in this proxy statement, please complete and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.	What will happen if I abstain from voting or fail to vote at the special meeting?

A.
If you do not vote or do not instruct your broker how to vote, it will have the same effect as voting against the dissolution and Plan of Liquidation proposal but will have no effect on the adjournment proposal, assuming that a quorum for the special meeting is present. If you “abstain” from voting, it will have the same effect as voting against each of the dissolution and Plan of Liquidation proposal and the adjournment proposal.

Q.	What do I do if I want to change my vote prior to the special meeting?

A.
If you give a proxy, you may revoke it at any time before it is exercised by sending another proxy card with a later date or attending the special meeting in person, revoking your proxy, and voting in person.

Q.	If my shares are held in “street name” by my broker, will my broker vote them for me?

A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.	Can I still sell my shares?

A.
Yes, you may sell your shares at this time. If you sell shares before the record date, or purchase shares after the record date, you will not be entitled to vote those shares at the special meeting. In addition, you will only be entitled to receive a pro rata portion of the Trust Account with respect to those shares held by you as of the record date for the distribution, which will be the date of the filing of the certification of dissolution of the Company. Delaware law restricts transfers of our common stock once a certificate of dissolution has been filed with the Delaware Secretary of State, which we expect will occur promptly after approval of the Company’s dissolution by stockholders at the special meeting. Thereafter and until trading on the NYSE Amex is halted through termination of registration or delisting, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by The Depository Trust Company.

Q.	What will happen to my warrants in connection with the dissolution and liquidation of the Company?

A.	The Company’s warrants will expire and become worthless upon dissolution of the Company. No distributions will be made to warrant holders pursuant to the Plan of Liquidation.

Q.	Who can help answer my questions?

A.	If you have questions, you may write or call Apex Bioventures Acquisition Corporation, 18 Farm Lane, Hillsborough, California, 94010 (650) 344-3029, Attention: K.Michael Forrest, President.

THE SPECIAL MEETING

The Company is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and Plan of Liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m. Eastern Time, on ___________, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017, to vote on the proposals to approve the Company’s dissolution and Plan of Liquidation and the adjournment proposal.

Purpose of the Special Meeting

At the special meeting, holders of the Company’s common stock will be asked to approve the Company’s dissolution and Plan of Liquidation and the adjournment proposal.

Recommendation of the Company’s Board of Directors

The members of the Company’s Board of Directors (i) have determined that the proposed dissolution and Plan of Liquidation of the Company are advisable, and are fair to and in the best interests of the Company and its stockholders, (ii) have approved the dissolution and Plan of Liquidation and (iii) recommend that the Company’s stockholders vote “FOR” the dissolution and Plan of Liquidation.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the adjournment proposal to permit the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal.

The special meeting has been called only to consider approval of the dissolution and Plan of Liquidation proposal and the adjournment proposal. Under Delaware law and the Company’s bylaws, no other business may be transacted at the special meeting.

Record Date; Who Is Entitled to Vote

The record date for the special meeting is ___________, 2009. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 10,781,250 shares of the Company’s common stock outstanding, of which 8,625,000 were originally issued in the Company’s initial public offering and 2,156,250 were issued prior to our initial public offering and are held by our initial stockholders. Each share of the Company’s common stock entitles its holder to one vote per proposal at the special meeting. The Company’s warrants do not have voting rights.

The initial stockholders have advised the Company that they will vote “FOR” the Company’s dissolution and Plan of Liquidation and “FOR” the adjournment proposal.

Quorum; Vote Required

A majority of the Company’s common stock outstanding, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the dissolution and Plan of Liquidation proposal will require the affirmative vote of holders of a majority of the Company’s common stock outstanding. Approval of the adjournment proposal will require the affirmative vote of holders of a majority of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are two ways to vote your shares at the special meeting:

•
You can vote by signing and returning the enclosed proxy card.  If you vote by proxy card, the person whose name is listed on the proxy card will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Company’s Board “FOR” the dissolution and Plan of Liquidation proposal and “FOR” the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•
You can attend the special meeting and vote in person.  We will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Adjournment or Postponement

If the adjournment proposal is approved at the special meeting, the Company may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, the Company may adjourn or postpone the special meeting as set forth in the Company’s Second Amended and Restated Certificate of Incorporation or bylaws or as otherwise permitted by law.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your common stock, you may call K. Michael Forrest, the Company’s President, at (650) 344-3029.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the adoption of the dissolution and Plan of Liquidation proposal and the adjournment proposal. Under the Company’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Revoking Your Proxy and Changing Your Vote

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date; or

•	You may attend the special meeting, revoke your proxy, and vote in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the New York Stock Exchange, your broker may not vote your shares on any of the proposals to be considered at the special meeting. This is referred to as a “broker non-vote.” Broker non-votes are considered present for the purpose of establishing a quorum for purposes of the special meeting. If you do not vote or do not instruct your broker how to vote, it will have the same effect as voting against the dissolution and Plan of Liquidation proposal but it will have no effect on the adjournment proposal. If you abstain from voting, it will have the same effect as voting against each of the dissolution and Plan of Liquidation proposal and the adjournment proposal.

No Dissenters’ Rights.

Under Delaware law, stockholders are not entitled to dissenters’ rights in connection with the Company’s dissolution and Plan of Liquidation.

Solicitation Costs

The Company is soliciting proxies on behalf of the Company’s Board of Directors. This solicitation is being made by mail but the Company and its directors, officers, employees and consultants may also solicit proxies in person or by telephone or other electronic means. These persons will not be paid for doing this.

The Company has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. The Company will pay all fees and expenses related to the retention of any proxy solicitation firm.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

Stock Ownership

Information concerning the holdings of certain of the Company’s stockholders is set forth under “Beneficial Ownership of Securities.”

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the dissolution and Plan of Liquidation proposal and the adjournment proposal.

We may not meet the anticipated timing for the dissolution and Plan of Liquidation.

Promptly following the special meeting, if our stockholders approve the Company’s dissolution and Plan of Liquidation, we intend to file a certificate of dissolution with the Delaware Secretary of State and wind up our business promptly thereafter. We expect that we will make the liquidation distribution of the proceeds in the Trust Account to our public stockholders as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after approval of the dissolution by the stockholders. We do not expect that there will be any additional assets remaining for distribution to stockholders after payment, provision for payment or compromise of our liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including:

•	delays in the payment, or arrangement for payment or compromise, of our remaining liabilities or obligations;

•	lawsuits or other claims asserted against us; and

•	unanticipated legal, regulatory or administrative requirements.

We may not be able to settle all of our obligations to creditors.

We have obligations to creditors. The Plan of Liquidation takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy them. As part of the winding up process, we are in the process of settling these obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may seek to collect it, including through litigation. The initial stockholders have agreed to indemnify and hold harmless the Company, on a joint and several basis with all other initial stockholders, against any and all loss, liability, claims, damage and expense whatsoever to which the Company may become subject as a result of any claim by any vendor, service provider or acquisition target, but only to the extent (a) such claims are made by third parties who have not executed a waiver of rights or claims to the Trust Account, and (b) necessary to ensure that any such loss, liability, damage or expense does not reduce the amount of funds in the Trust Account to be distributed to the Company’s public stockholders upon the Company’s dissolution. If the initial stockholders do not satisfy these obligations, such creditors may seek to recover such claims from the Company’s stockholders within three years of the Company’s dissolution.

If our reserves for payments to creditors are inadequate, each stockholder may be liable to our creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective in order to complete the winding up of our affairs. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder’s pro rata portion of such creditors’ claims up to the amount distributed to such stockholder in the liquidation.

We cannot assure you that claims will not be made against the Trust Account, the result of which could impair or delay its distribution to the public stockholders.

The Company currently has little available funds outside the Trust Account, and must make arrangements with vendors and service providers with respect to any outstanding liabilities. The Company’s creditors may seek to satisfy their claims from funds in the Trust Account if the initial stockholders do not perform any required indemnification obligations. This could further reduce a stockholder’s distribution from the Trust Account, or delay stockholder distributions.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street name” will be tracked and marked with a due bill by The Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation if it determines that doing so is in the best interests of the Company and its stockholders. The Board is currently unaware of any circumstances under which it would do so.

If our stockholders do not approve the dissolution and Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the Trust Account will be distributed to our stockholders.

The Company’s Second Amended and Restated Certificate of Incorporation provides that the Trust Account proceeds will be distributed to the public stockholders upon the liquidation and dissolution of the Company and Delaware law requires that the stockholders approve such liquidation and dissolution. If the Company’s stockholders do not approve the dissolution and Plan of Liquidation, the Company will not have the requisite legal authority to distribute the Trust Account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL

Our Board of Directors is proposing the Company’s dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. The Board has approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder approval at the special meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder approval, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, among other things, the following:

•	filing a certificate of dissolution with the Delaware Secretary of State and, thereafter, remaining in existence as a non-operating entity for three years;

•	adopting a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•
establishing a contingency reserve for the satisfaction of known or potential liabilities, consisting of the indemnification obligations of the initial stockholders provided to the Company at the time of the Company’s initial public offering;

•
giving the trustee of the Trust Account notice to commence liquidating the investments constituting the Trust Account and turning over the proceeds to the Company’s transfer agent for distribution according to the Plan of Liquidation;

•
as provided in the Plan of Liquidation, paying, or providing for the payment of, our known liabilities in accordance with Delaware law, which liabilities include (i) any existing liabilities for taxes and to creditors, including providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the public stockholders in accordance with the Company’s Second Amended and Restated Certificate of Incorporation;

•
if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•	winding up our remaining business activities;

•	complying with SEC filing requirements, for so long as we are required to do so; and

•	making tax and other regulatory filings.

Following dissolution, although it does not currently expect to do so, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not presently anticipate that it will be necessary to do so since we do not have any material assets outside the Trust Account, the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation. The Company intends to pursue any applicable federal or state tax refunds arising from business activities from inception through dissolution. The Company may use any assets outside of the Trust Account, including any tax refunds it may receive, to repay advances made by the Company’s initial stockholders and pay costs incurred while the Company was pursuing business combinations, including fees payable to service providers such as accountants, lawyers and other advisors and amounts payable to vendors. Accordingly, stockholders should not have any expectation of receiving any amounts other than the amounts currently in the Trust Account.

As of December 31, 2008, the Company had accrued and unpaid liabilities of approximately $461,758 (excluding $2,070,000 of deferred underwriting discounts and commissions payable that would be payable upon the consummation of a business combination), and cash outside the Trust Account of approximately $52,844 (excluding any amounts received in respect of a tax refund that it intends to apply for), both of which the Company expects to reduce to zero in connection with the winding down of its business.  The $461,758 of liabilities does not include approximately $941,124 of unpaid and unbilled legal fees and disbursements as of December 31, 2008.  The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

OUR BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”, THE DISSOLUTION AND PLAN OF LIQUIDATION OF THE COMPANY.

Dissolution under Delaware Law.  Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

Principal Provisions of the Plan.  Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation. Subject to the payment, or the provision for payment, of our liabilities, we expect to distribute to our public stockholders the amounts to which they are entitled under the Company’s Second Amended and Restated Certificate of Incorporation, consisting of the amount of the Trust Account at the record date for the holders of the Company’s common stock entitled to receive liquidating distributions, less any income or other tax obligations relating to the income from assets in the Trust Account. After the first liquidating distribution, if the Company determines that it has any material assets beyond the amount distributed, we will make one or more additional liquidating distributions.

Record Date For Liquidating Distributions.  The record date for the holders of the Company’s common stock entitled to receive liquidating distributions will be the close of business on the date of the filing of the certificate of dissolution of the Company.

Contingency Reserve.  We generally are required, in connection with our dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting of the indemnification obligations of the initial stockholders. We believe that the initial stockholders will adequately satisfy all of our liabilities. Once we have established a contingency reserve, we would distribute to stockholders any portion thereof that our Board deems no longer to be required, although because of the nature of our limited assets and liabilities, we do not expect that any such distributions will be made.

As of December 31, 2008, the Company had accrued and unpaid liabilities of approximately $461,758 (excluding $2,070,000 of deferred underwriting discounts and commissions payable that would be payable upon the consummation of a business combination), and cash outside the Trust Account of approximately $52,844 (excluding any amounts received in respect of a tax refund that it intends to apply for), both of which the Company expects to reduce to zero in connection with the winding down of its business.  The $461,758 of liabilities does not include approximately $941,124 of unpaid and unbilled legal fees and disbursements as of December 31, 2008.  The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

The initial stockholders have agreed to indemnify and hold harmless the Company, on a joint and several basis with all other initial stockholders, against any and all loss, liability, claims, damage and expense whatsoever to which the Company may become subject as a result of any claim by any vendor, service provider or acquisition target, but only to the extent (a) such claims are made by third parties who have not executed a waiver of rights or claims to the Trust Account, and (b) necessary to ensure that any such loss, liability, damage or expense does not reduce the amount of funds in the Trust Account to be distributed to the Company’s public stockholders upon the Company’s dissolution. The Company currently has no accrued and unpaid income or other tax obligations relating to the income from the assets in the Trust Account.

As of February 28, 2009, the Company had approximately $67,674,226  held in the Trust Account (including the deferred underwriting fee). If a liquidation were to have occurred on such date, the Company estimates that the entire amount of approximately $67,674,226, or approximately $7.84 per share, held in the Trust Account would have been distributed to the public stockholders. However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of the initial stockholders to satisfy any required indemnification obligations, or otherwise.

We will discontinue recording transfers of shares of our common stock on the date of our dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation.  Our directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with our dissolution or under the Plan of Liquidation. Following approval of our dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We will indemnify our officers, directors and agents in accordance with our Second Amended and Restated Certificate of Incorporation and bylaws for actions taken in connection with winding up our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which we expect will be limited to the initial stockholders’ indemnification obligations. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. We may obtain or maintain insurance for the benefit of our officers and directors and the trustees of any liquidating trust provided that any related costs shall be paid from funds outside of the Trust Account.

Potential Liability of Stockholders.  Under the Delaware General Corporation Law, in the event we fail to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amounts that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to creditors and is capped, in any event, at the amount of the distribution actually received by such stockholder. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

Stock Certificates.  Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata share of the Trust Account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration.  Our common stock, warrants and units currently trade on the NYSE Amex (formerly the American Stock Exchange) under the trading symbols “PEX,” “PEX.W” and “PEX.U,” respectively. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board intends to apply to terminate the Company’s registration and reporting requirements under the Securities Exchange Act of 1934. After dissolution, trading in the common stock on the NYSE Amex would terminate.

Liquidating Trusts.  Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between the Company and the person(s) the Board chooses as trustee(s).

Sales of Assets.  The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although the Company’s assets outside the Trust Account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

Absence of Appraisal Rights.  Stockholders are not entitled to appraisal rights in connection with the Company’s dissolution and Plan of Liquidation.

Regulatory Approvals.  We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with our dissolution or the Plan of Liquidation.

Treatment of Warrants.  There will be no distribution from the Trust Account with respect to the Company’s warrants.

Payment of Expenses.  In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection with the implementation of the Plan of Liquidation.

Votes Required and Board Recommendation.  Approval of the Company’s dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

The Board of Directors believes that the Company’s dissolution and Plan of Liquidation are in the best interests of our stockholders. The Board has approved the dissolution and recommends that our stockholders vote “FOR” the dissolution and Plan of Liquidation proposal. Our initial stockholders, including all of our directors and officers, who hold, as of the record date, an aggregate of 2,156,250 shares of the Company’s common stock outstanding, have entered into agreements in connection with our initial public offering pursuant to which they agreed to vote “FOR” the dissolution and Plan of Liquidation proposal. See “Beneficial Ownership of Securities.”

Shares represented by proxy cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal and the “FOR” adjournment proposal.

Certain U.S. Federal Income Tax Consequences.  The following is a discussion of material United States federal tax consequences of the Plan of Liquidation to the Company and to current holders of Company common stock and warrants issued in our initial public offering. This discussion assumes that stockholders and warrant holders are “U.S. holders” (as defined below), and hold their Company common stock and warrants as capital assets, within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder or warrant holder in light of the holder’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain stockholders, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, (d) the special tax rules that may apply to a stockholder that acquires, holds, or disposes of Company securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment, or (e) the special tax rules that may apply with respect to a stockholder that has acquired Company securities as compensation or in exchange for the provisions of services. Additionally, the discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold Company units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service (“IRS”), all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. The Company has not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. holder” means a person that is a beneficial owner of Company securities and that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A stockholder or warrant holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

STOCKHOLDERS AND WARRANT HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH OUR DISSOLUTION AND PLAN OF LIQUIDATION, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS. NON U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES.

Consequences to the Company

The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation
Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the value of cash or other property distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Generally, gain or loss recognized by a stockholder in connection with our liquidation will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

Although we anticipate that such a transfer is unlikely, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. As a result, stockholders will not be taxable when distributions are actually made by the liquidating trust and if in fact stockholders never receive an amount previously treated as income as a distribution from the liquidating trust, the stockholders will get a loss deduction. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

The gross amount of any distribution paid pursuant to the liquidation to a stockholder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%). Back-up withholding generally will not apply to payments made to some exempt recipients such as corporations or financial institutions or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information.

Backup withholding is not an additional tax. Amounts that are withheld under the backup withholding rules may be refunded or credited against the stockholder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). Because the Company failed to consummate a business combination, the Company warrants did not become exercisable and will expire worthless.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Company’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution and Plan of Liquidation proposal.

Consequences if the Adjournment Proposal is Not Approved.  If an adjournment proposal is presented at the meeting and is not approved by the stockholders, the Company’s Board of Directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation. In such event, the Company will not be able to dissolve and liquidate.

Required Vote.  Approval of the adjournment proposal will require the affirmative vote of holders of a majority of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General.  The Company was incorporated in Delaware on June 1, 2006 as a blank check company formed to acquire, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the healthcare industry.  A registration statement for the Company’s initial public offering was declared effective on June 7, 2007. On June 13, 2007, the Company consummated its initial public offering of 8,625,000 units, with each unit consisting of one share of common stock, $0.0001 par value per share, and one redeemable common stock purchase warrant. Each warrant sold in the initial public offering entitled the holder to purchase from the Company one share of common stock at an exercise price of $6.00 subject to the terms of the warrant agreement.  The units began public trading on June 7, 2007, and the Company’s warrants and common stock have traded separately since June 20, 2007.

Offering Proceeds Held in Trust.  The Company received net proceeds of $67,330,000 from the Company’s initial public offering consummated on June 13, 2007, and the sale of warrants to the initial stockholders in a private placement. The net proceeds of $67,330,000 (plus an additional $2,070,000 attributable to a deferred underwriters’ discount) were placed in the Trust Account. The initial public offering proceeds held in the Trust Account were to be used in connection with a business combination or returned to the Company’s public stockholders if an initial business combination was not completed within 18 months from the consummation of the initial public offering, or within 24 months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by the Company within such 18-month period, all as set forth in the Company’s Second Amended and Restated Certificate of Incorporation.  In furtherance of its corporate purpose, on February 5, 2008, the Company entered into a merger agreement with Dynogen Pharmaceuticals, Inc., or Dynogen, and certain other parties named therein.  However, the Company and Dynogen mutually agreed to terminate the merger agreement on April 16, 2008, and the Company resumed its search for a suitable business combination.  The Company entered into a second non-binding letter of intent on December 13, 2008 (which extended the Company’s deadline to complete a business combination to June 13, 2009) and continued its search for suitable business combinations, entering into two additional non-binding letters of intent on January 28, 2009 and February 9, 2009.  The Company and its legal counsel pursued due diligence and drafted definitive agreements with respect to each of these three target companies, but subsequently determined, for various reasons, not to proceed with a definitive agreement with any of these targets.  In light of current market conditions and the limited time frame the Company has to complete a business combination, on March 4, 2008, after careful consideration, the Company’s board of directors (the “Board of Directors” or “Board”) determined to terminate its search for a suitable business combination and is now proposing the Company’s dissolution and Plan of Liquidation because the Company will not consummate a business combination within the required time frame and the Company is required to dissolve and liquidate as provided in its Second Amended and Restated Certificate of Incorporation.

Because the Company will not complete a business combination within the required time frame set forth in the Company’s Second Amended and Restated Certificate of Incorporation, the Company is presenting the dissolution and Plan of Liquidation proposal at the special meeting as more fully set forth in this proxy statement. If such proposal is approved, the Company will be dissolved and, in accordance with the Plan of Liquidation, will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, net of any income or other tax obligations relating to the income from the assets in the Trust Account. The Company’s initial stockholders, including all of its directors and officers, have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the Trust Account with respect to the Company’s warrants.

As of February 28, 2009, the Company had approximately $67,674,226  held in the Trust Account (including the deferred underwriting fee). If a liquidation were to have occurred on such date, the Company estimates that the entire amount of approximately $67,674,226, or approximately $7.84 per share, held in the Trust Account would have been distributed to the public stockholders. However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of the initial stockholders to satisfy any required indemnification obligations, or otherwise.

Facilities.  The Company does not own any real estate or other physical properties. The Company’s headquarters are located at 18 Farm Lane, Hillsborough, California, 94010.  Apex Bioventures, LLC, an affiliate of K. Michael Forrest, the Company’s President and one of the Company’s directors, currently provides office space to the Company and has agreed that it will make such office space as the Company may require from time to time available at no cost.

Employees.  The Company currently has three officers, all three of whom are also members of its board of directors. These individuals are not obligated to devote any specific number of hours to Company matters and intend to devote only as much time as they deem necessary to the Company’s affairs. The Company has no employees.

Periodic Reporting and Audited Financial Statements.  The Company has registered its securities under the Securities Exchange Act of 1934, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. The Company has filed, with the SEC, an Annual Report on Form 10-K for the fiscal years ended December 31, 2008 and December 31, 2007 and Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2007, June 30, 2007 and September 30, 2007 and March 31, 2008, June 30, 2008 and September 30, 2008.

Legal Proceedings.  There are no pending legal proceedings to which the Company is a party.

BENEFICIAL OWNERSHIP OF SECURITIES

As of March 31, 2009, the Company’s initial stockholders, including all of its directors and officers, beneficially owned and were entitled to vote 2,156,250 shares, or 20%, of the Company’s common stock. The following table sets forth information with respect to the beneficial ownership of the Company’s common stock, as of March 31, 2009, by its officers, directors and each person known to the Company to be the beneficial owner of more than 5% of any class of its voting securities. Unless otherwise indicated by footnote, the address for each listed stockholder is c/o Apex Bioventures Acquisition Corporation, 18 Farm Lane, Hillsborough, California 94010.

	Beneficial ownership of Apex common stock as of February 27, 2009
Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Class
Darrell J. Elliott(2)(3) 1763 Orkney Place, North Vancouver, BC, V7H 2Z1	268,858	2.5%

K.Michael Forrest(2) 18 Farm Lane, Hillsborough, CA 94010	472,803	4.4%

Gary E. Frashier(2)(4) 215 West Bandera Road, Suite 114, Boerne, TX 78006	359,790	3.3%

Robert J. Easton(2) 525 E. 80th Street, New York, New York 10075	397,310	3.7%

John J. Chandler(2) 2916 Thomas Smith Lane, Williamsburg, VA 23185	126,313	1.2%

Nancy T. Chang(2) 10301 Stella Link, Houston, TX, 77025	183,951	1.7%

Anthony J. Sinskey(2) Department of Biology, Room 68-370A Massachusetts Institute of Technology Cambridge, MA 02139	97,474	0.9%

Robert L. Van Nostrand(2) Mariners Circle, West Islip, NY 11795	152,277	1.4%

Deutsche Bank AG(5) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	1,121,888	10.4%

HBK Investments L.P.(6) 2101 Cedar Springs Road, Suite 700 Dallas, TX 75201	1,078,100	9.9%

QVT Financial LP(7) 1177 Avenue of the Americas, 9th Floor New York, New York 10036	916,236	8.5%

Polar Securities Inc.(8) 2372 Bay Street, 21st floor, Toronto, Ontario M5H 2W9, Canada	789,679	7.3%

Pacific Assets Management, LLC(9) 11601 Wilshire Blvd, Suite 2180 Los Angeles, CA 90025	796,766	7.4%

Weiss Asset Management LLC(10) 29 Commonwealth Ave, 10th Floor Boston, MA 02116	877,300	8.1%

Bulldog Investors, Philip Goldstein and Andrew Dakos(11) 60 Heritage Drive Pleasantville, NY 10570	564,300	5.2%

All directors and executive officers as a group (eight individuals)	2,058,776	19.1	%(12)

(1)
These amounts do not include the shares of common stock underlying the warrants purchased by our directors and executive officers in a private placement immediately prior to our initial public offering.

(2)	Each of the noted individuals is a director of Apex.
(3)
These shares are held by Invivos Limited Partners, a British Columbia limited partnership.  Ninety-nine percent of the limited partnership interests of Invivos Limited Partners are held collectively by Mr.Elliott’s wife and children.  The remaining 1% is held by Invivos Partners, Ltd., a British Columbia corporation.  Mr. Elliott, in turn, owns 100% of the capital stock of Invivos Partners, Ltd.  Accordingly, Mr. Elliott holds voting and dispositive power over all of the shares of common stock, but disclaims any pecuniary interest therein.

(4)
Mr. Frashier holds all of these shares of our common stock through Treasure Road Partners, Ltd., a Texas family limited partnership, of which he and his wife, Giva H. Frashier, are the sole owners (on an equal basis) and managers.  Accordingly, Mr. Frashier and his wife share voting and dispositive power over these shares.

(5)	Information based on Schedule 13G by Deutsche Bank AG on February 9, 2009.
(6)	Information based on Schedule 13G filed by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK New York LLC, HBK Management LLC, and HBK Master Fund L.P., on January 26, 2009.
(7)
Information based on Schedule 13G filed by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP, and QVT Associates GP LLC on January 28, 2009.  As disclosed in such Schedule 13G, QVT Financial LP is the investment manager for QVT Fund LP, QVT Financial GP LLC is the general partner of QVT Financial LP, and QVT Associates GP LLC is the general partner of QVT Fund LP.

(8)
Information based on Schedule 13G filed by Polar Securities Inc. and North Pole Capital Master Fund on February 14, 2008.  As disclosed in such Schedule 13G, Polar Securities Inc. is the investment advisor for North Pole Capital Master Fund and a number of discretionary accounts over which it has voting and dispositive power.

(9)
Information based on Schedule 13G filed by Jonathan M. Glaser, Daniel Albert David, Roger Richter, Pacific Assets Management, LLC, Pacific Capital Management, Inc., and JMG Triton Offshore Fund, Ltd. on February 17, 2009.  As disclosed in such Schedule 13G, Pacific Assets Management, LLC is the investment advisor to JMG Triton Offshore Fund, Ltd. and Pacific Capital Management, Inc., is a member of Pacific Assets Management, LLC.  Mr. Glaser, Mr. David and Mr. Richter are control persons of Pacific Assets Management, LLC and Pacific Capital Management, Inc.

(10)
Information based on Schedule 13G filed by Weiss Asset Management LLC, Weiss Capital LLC, and Andrew M. Weiss, Ph.D.  As disclosed in such Schedule 13G, Mr. Weiss is the managing member of Weiss Asset Management LLC and Weiss Capital LLC.

(11)	Information based on Schedule 13G filed by Bulldog Investors, Philip Goldstein and Andrew Dakos on March 23, 2009. Mr. Goldstein and Mr. Dakos are the principals of Bulldog Investors.

(12)
The percentage of beneficial ownership of officers and directors is less than 20% due to the resignation of one of our initial stockholders, Donald B. Rix, from the board of directors.  An affiliate of Dr. Rix  purchased 97,474 shares of our common stock prior to the Company’s initial public offering and such affiliate continues to hold such shares, representing 0.9% of the Company, through the date of this proxy statement.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

None of our initial stockholders, including all of our directors and officers, will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, the Company does not expect to have an annual meeting of stockholders after the special meeting.  Therefore, the Company is not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing us at 18 Farm Lane, Hillsborough, California, 94010, (650) 344-3029, Attn: K. Michael Forrest, President.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934.  You may read and copy reports, proxy statements and other information filed by the Company with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.   The Company files its reports, proxy statements and other information electronically with the SEC. You may access information on the Company at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document. This proxy statement incorporates important business and financial information about the Company that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan of Liquidation, you should contact:

K. Michael Forrest
President
Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010
(650) 344-3029

ANNEX A
PLAN OF LIQUIDATION
OF
APEX BIOVENTURES ACQUISITION CORPORATION
(DISSOLVED DELAWARE CORPORATION)

This Plan of Liquidation (or “Plan”) of Apex Bioventures Acquisition Corporation (the “Company”) is dated this ___ day of __________, 2009

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on ___________, 2009 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made reasonable provision to pay or otherwise satisfy all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting, financial advisory and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending December 31, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or products sold to the Company (such as fees and expenses in connection with legal, accounting, financial and other professional services rendered or to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs) (collectively, the “Vendor Obligations”);

2. Liabilities for federal and state income taxes (“Tax Liabilities”);

3. Repayment of advances made to the Company by its Initial Stockholders (as defined below) (the “Stockholder Loans”); and

4. The Company’s obligations to holders of its common shares issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account (“IPO Trust”) established in connection with the Company’s initial public offering (“IPO”) in connection with the dissolution and liquidation of the Company as provided in the Company’s Second Amended and Restated Certificate of Incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, the Company’s founders, Invivos Limited Partners, K. Michael Forrest, Treasure Road Partners Ltd., Robert J. Easton, Anthony Sinskey, John J. Chandler, Robert L. Van Nostrand, Nancy T. Chang and Rix Clinical Laboratories Ltd. (the “Initial Stockholders”), have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their respective obligations to the Company, under and pursuant to those several Insider Letter Agreements with the Company’s IPO underwriters (the “ILA”) entered into in connection with the IPO, to indemnify the Company, subject to the provisions of the ILA, for its debts to any acquisitive target, vendor for service provider that did not execute a waiver, but only to the extent necessary to ensure that the amounts in the IPO Trust will not be reduced;

NOW THEREFORE, the Company adopts the following Plan, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS.  The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors and the Company’s stockholders and the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay in full the Tax Liabilities (which payments may be made from the IPO Trust) and (b) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor as to each of the Vendor Obligations and the Stockholder Loans.

2. CONTINGENCY RESERVE.  There being no facts now known to the Company, suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, the Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3. AUTHORITY OF OFFICERS AND DIRECTORS.  The Board of Directors and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board of Director’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board of Directors or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock, subject to Section 9 below.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM.  Subject to approval by the Board of Directors, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS.  In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES.  It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board of Directors provided by the Company pursuant to its certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board of Directors for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7. INDEMNIFICATION.  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8. LIQUIDATING TRUST.  The Board of Directors may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board of Directors with one or more trustees selected by the Board of Directors. In the alternative, the Board of Directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS.  Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of the Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company. All distributions made from assets in the IPO Trust shall be made exclusively to the Public Stockholders pro rata in accordance with the respective number of IPO Shares then held of record by the Public Stockholders, and any other distributions (if any) shall be made pro rata in accordance with the respective number of shares then held of record by all of the Company’s stockholders; provided that, in the case of all distributions of assets held in the IPO Trust or otherwise, in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN.  If for any reason the Board of Directors determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES.  Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336.  It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS.  The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.